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                                                                  Exhibit 99.2

                    ANNUAL CERTIFICATEHOLDERS' STATEMENT
                    DAYTON HUDSON RECEIVABLES CORPORATION
            DAYTON HUDSON CREDIT CARD MASTER TRUST (SERIES 1995-1)



      Pursuant to the Pooling and Servicing Agreement dated as of September 13, 1995 (as may be amended and supplemented from time to time, the "Agreement") among Retailers National Bank as Servicer, Dayton Hudson Receivables Corporation, as Transferor, and Norwest Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information annually regarding distributions to and the performance of the Trust during the Monthly Periods for the Calendar year. The information which is required to be prepared with respect to the performance of the Trust during the period January 5, 1997 through January 3, 1998 is set forth below. Certain information is based on the Transferor's fiscal year end, ending January 3, 1998. Certain information is presented on the basis of an original principal amount of $1,000 per Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

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   A) INFORMATION REGARDING INTEREST AND PRINCIPAL DISTRIBUTED (STATED ON THE BASIS OF
      $1,000 ORIGINAL PRINCIPAL AMOUNT) FOR THIS SERIES.

      (1) The total amount of interest and principal distributed to Class A Certificateholder's for the period January 1, 1997 through December 31, 1997 per $1,000 original
          principal amount ........................................................................                $61.00

      (2) The portion of the amount set forth in paragraph 1 above in respect of interest distributed on the Class A Certificates for the period January 1, 1997 through
          December 31, 1997 per $1,000 original principal amount...................................                $61.00

      (3) The portion of the amount set forth in paragraph 1 above in respect of principal distributed for the period January 1, 1997 through December 31, 1997 for
          the Class A Certificates, per $1,000 original principal amount ..........................                    $0

   B) INFORMATION REGARDING THE PERFORMANCE OF THE TRUST.

      (1) COLLECTION OF PRINCIPAL RECEIVABLES.

          (a)  The aggregate amount of Collections of Principal Receivables processed
               January 5, 1997 through January 3, 1998 which were allocated in
               respect of the Series 1995-1 Class A Certificates ..................................       $809,246,004.70

          (b)  The aggregate amount of Collections of Principal Receivables processed
               January 5, 1997 through January 3, 1998 which were allocated in
               respect of the Series 1995-1 Class B Certificates ..................................       $248,591,909.95

      (2) COLLECTION OF FINANCE CHARGE RECEIVABLES.

          (a)  The aggregate amount of Collections of Finance Charge Receivables processed January 5, 1997 through January 3, 1998 which were
               allocated in respect of the Series 1995-1 Class A Ceritificates ....................       $101,496,238.52

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          (b)  The aggregate amount of Collections of Finance Charge Receivables processed January 5, 1997 through January 3, 1998 which were
               allocated in respect of the Series 1995-1 Class B Certificates .....................        $31,178,583.08

      (3) RECOVERIES.

          (a)  The aggregate amount of Collections processed January 5, 1997 through January 3, 1998 that constitute Recoveries on Defaulted
               Receivables which were allocated in respect of the Series 1995-1
               Class A Certificates ...............................................................         $5,079,536.37

          (b)  The aggregate amount of Collections processed January 5, 1997 through January 3, 1998 that constitute Recoveries on Defaulted
               Receivables which were allocated in respect of the Series 1995-1
               Class B Certificates ...............................................................         $1,560,380.46

      (4) PRINCIPAL RECEIVABLES IN THE TRUST.

          (a)  The aggregate amount of Principal Receivables in the Trust as of the end of the day on January 3, 1998 (which reflects the Principal
               Receivables represented by the Transferors Interest in the Trust and by
               the Investor Certificates) .........................................................     $2,548,011,940.12

          (b)  The amount of Principal Receivables in the Trust represented by the
               Series 1995-1 Certificates (the "Invested Amount") as of the end of the
               day on January 3, 1998..............................................................          $522,875,817

          (c)  The amount of Principal Receivables in the Trust represented by the
               Series 1995-1 Class A Certificates (the "Class A Invested Amount") as
               of the end of the day on January 3, 1998............................................          $400,000,000

          (d)  The amount of Principal Receivables in the Trust represented by the
               Series 1995-1 Class B Certificates (the "Class B Invested Amount") as
               of the end of the day on January 3, 1998............................................          $122,875,817

          (e)  The Floating Allocation Percentage (during the Revolving Period) or the
               Fixed/Floating Allocation Percentage (during the Amortization Period) with respect to the Principal Receivables in the Trust as of the end of the day
               January 3, 1998.....................................................................                 23.59%

      (5) DELINQUENT BALANCES.

               The aggregate amount of outstanding balances in the Accounts which were 2 or more monthly payments contractually delinquent as of the end of the day on January 3, 1998:
                                                                                                             Aggregate
                                                                                                          Account Balance
                                                                                                          ---------------

               2 Missed Monthly Payments                                                                      $82,830,000

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               3 Missed Monthly Payments                                                                      $36,879,000

               4 or More Missed Monthly Payments                                                              $76,217,000

      (6) INVESTOR DEFAULTED AMOUNT.

          (a)  This aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period January 5, 1997 through January 3, 1998 allocable to the Series 1995-1 Class A Certificates (the "Series
               1995-1 Class A Investor Defaulted Amount") .........................................        $30,622,535.47

          (b)  The aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period January 5, 1997 through January 3, 1998 allocable to the Series 1995-1 Class B Certificates (the "Series
               1995-1 Class B Investor Defaulted Amount") .........................................         $9,406,922.66

          (c)  The aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period January 5, 1997 through January 3, 1998 allocable to the Series 1995-1 Investor Certificates (the "Investor
               Defaulted Amount") .................................................................        $40,029,458.14

      (7) INVESTOR CHARGE OFFS: REIMBURSEMENT OF CHARGE OFFS.

          (a)  The amount of the Investor Charge Off per $1,000 original principal amount
               (which will have the effect of reducing, pro rata, the amount of Series 1995-1
               Class A Certificateholder's investment) ............................................                    $0

          (b)  The amount of the Investor Charge Off per $1,000 original principal amount
               (which will have the effect of reducing, pro rata, the amount of Series 1995-1
               Class B Certificateholder's investment) ............................................                    $0

          (c)  The total amount reimbursed to the Trust from January 5, 1997 through January 3, 1998 in respect of Investor Charge Offs in
               prior months .......................................................................                    $0

          (d)  The amount set forth immediately above per $1,000 original principal amount (which will have the effect of increasing pro rata, the amount of
               each Series 1995-1 Certificateholder's investment) .................................                    $0

      (8) INVESTOR SERVICING FEE.

          (a)  The amount of the Series 1995-1 Class A Investor Monthly Servicing Fee
               payable by the Trust to the Servicer from January 5, 1997 through
               January 3, 1998.....................................................................         $8,000,000.01

          (b)  The amount of the Series 1995-1 Class B Investor Monthly Servicing Fee
               payable by the Trust to the Servicer from January 5, 1997 through
               January 3, 1998.....................................................................         $2,457,516.34

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      (9)   The amount of Series 1995-1 Reallocated Principal Collections from
            January 5, 1997 through January 3, 1998................................................                    $0

      (10)  THE POOL FACTOR.

            The Pool Factor (which represents the ratio of the Series 1995-1 Class A Adjusted
            Invested Amount as of the end of the day on January 3, 1998 to the Class A
            Invested Amount as of the Closing Date).  The Amount of a Series 1995-1 Class A
            Invested Amount can be determined by multiplying the original denomination of the
            holder's Certificate by the Series 1995-1 Class A Pool Factor..........................             1.0000000

            The Pool Factor (which represents the ratio of the Series 1995-1 Class B
            Invested Amount as of the end of the day on September 13, 1995 to the Series
            Class B Invested Amount as of the Closing Date).  The amount of a Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the holder's Series 1995-1 Class B Certificate by
            the Series 1995-1 Class B Pool Factor .................................................             1.0000000
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                                                   RETAILERS NATIONAL BANK
                                                         as Servicer


                                               By: /s/ Ronald A. Prill
                                                   ---------------------------
                                                       Name:  Ronald A. Prill
                                                       Title:  Chairman & CEO